Exhibit 99.1

Stride Posts Record Quarterly Revenue and Profitability

In-Year Enrollment Momentum Continues

RESTON, Va.--(BUSINESS WIRE)--April 25, 2023--Stride, Inc. (NYSE: LRN), one of the nation’s leading technology-based education companies, today announced its results for the third fiscal quarter ended March 31, 2023.

Third Quarter Fiscal 2023 Highlights Compared to 2022

  Revenue of $470.3 million, compared with $421.7 million, driven by continued enrollment strength, increases in revenue per enrollment, and Adult Learning growth.
  Income from operations of $72.2 million, compared with $60.6 million.
  Net income of $55.5 million, compared with $42.9 million.
  Diluted net income per share of $1.30, compared with $1.02.
  Adjusted operating income of $80.2 million, compared with $69.4 million. (1)
  Adjusted EBITDA of $103.9 million, compared with $90.3 million. (1)
Third Quarter Fiscal 2023 Summary Financial Metrics

	Three Months Ended March 31,		Change 2023/2022
	2023	2022	$	%
	(In thousands, except percentages and per share data)
Revenues	$470,284	$421,722	$48,562	11.5%

Income from operations	72,199	60,594	11,605	19.2%
Adjusted operating income (1)	80,224	69,440	10,784	15.5%

Net income	55,462	42,919	12,543	29.2%
Net income per share, diluted	1.30	1.02	0.28	27.5%

EBITDA (1)	99,141	84,731	14,410	17.0%
Adjusted EBITDA (1)	103,886	90,307	13,579	15.0%
(1)

To supplement our financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we also present non-GAAP financial measures including adjusted operating income (loss), EBITDA and adjusted EBITDA. Management believes that these additional metrics provide useful information to investors relating to our financial performance. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Nine Month Fiscal 2023 Highlights Compared to 2022

  Revenue of $1,353.9 million, compared with $1,231.5 million.
  Income from operations of $111.6 million, compared with $110.5 million.
  Net income of $83.5 million, compared with $79.0 million.
  Diluted net income per share of $1.96, compared with $1.87.
  Adjusted operating income of $136.6 million, compared with $134.7 million. (1)
  Adjusted EBITDA of $207.4 million, compared with $198.5 million. (1)

Nine Month Fiscal 2023 Summary Financial Metrics

	Nine Months Ended March 31,		Change 2023/2022
	2023	2022	$	%
	(In thousands, except percentages and per share data)
Revenues	$1,353,869	1,231,455	122,414	9.9%

Income from operations	111,553	110,532	1,021	0.9%
Adjusted operating income (1)	136,597	134,693	1,904	1.4%

Net income	83,495	79,040	4,455	5.6%
Net income per share, diluted	1.96	1.87	0.09	4.8%

EBITDA (1)	192,209	183,996	8,213	4.5%
Adjusted EBITDA (1)	207,405	198,460	8,945	4.5%
(1)

To supplement our financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we also present non-GAAP financial measures including adjusted operating income (loss), EBITDA and adjusted EBITDA. Management believes that these additional metrics provide useful information to investors relating to our financial performance. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Revenue and Enrollment Data

Revenue

The following table sets forth the Company’s revenues for the periods indicated:

	Three Months Ended				Nine Months Ended
	March 31,		Change 2023 / 2022		March 31,		Change 2023 / 2022
	2023	2022	$	%	2023	2022	$	%
	(In thousands, except percentages)

General Education	$289,566	$315,858	$(26,292)	(8.3%)	$835,989	$935,440	$(99,451)	(10.6%)
Career Learning
Middle - High School	150,772	83,238	67,534	81.1%	430,101	229,937	200,164	87.1%
Adult	29,946	22,626	7,320	32.4%	87,779	66,078	21,701	32.8%
Total Career Learning	180,718	105,864	74,854	70.7%	517,880	296,015	221,865	75.0%
Total Revenues	$470,284	$421,722	$48,562	11.5%	$1,353,869	$1,231,455	$122,414	9.9%

Enrollment Data

The following table sets forth enrollment data for students in our General Education and Career Learning lines of revenue. Enrollments for General Education and Career Learning only include those students in full service public or private programs where Stride provides a combination of curriculum, technology, instructional and support services inclusive of administrative support.

	Three Months Ended		Change		Nine Months Ended		Change
	March 31,		2023 / 2022		March 31,		2023 / 2022
	2023	2022	#	%	2023	2022	#	%
	(In thousands, except percentages)

General Education (1)	114.6	143.8	(29.2)	(20.3%)	112.8	145.1	(32.3)	(22.3%)
Career Learning (1)(2)	67.2	42.0	25.2	60.0%	66.0	41.9	24.1	57.5%
Average Enrollment	181.8	185.8	(4.0)	(2.2%)	178.8	187.0	(8.2)	(4.4%)
(1)	This data includes enrollments for which Stride receives no public funding or revenue.
(2)	No enrollments are included in Career Learning for Galvanize, Tech Elevator or MedCerts.

Revenue per Enrollment Data

The following table sets forth revenue per average enrollment data for students for the period indicated. If the mix of enrollments changes, our revenues will be impacted to the extent the average revenues per enrollments are significantly different.

	Three Months Ended		Change		Nine Months Ended		Change
	March 31,		2023 / 2022		March 31,		2023 / 2022
	2023	2022	$	%	2023	2022	$	%

General Education	$2,332	$2,006	$326	16.3%	$6,823	$5,867	$956	16.3%
Career Learning	2,237	1,981	256	12.9%	6,500	5,463	1,037	19.0%

Cash Flow and Capital Allocation

As of March 31, 2023, the Company’s cash and cash equivalents totaled $373.7 million, compared with $389.4 million reported at June 30, 2022. The decrease is largely the result of normal seasonal trends.

Capital expenditures for three months ended March 31, 2023 were $15.2 million, compared to $18.4 million in the third quarter of fiscal year 2022, and were comprised of $0.7 million of property and equipment, $11.2 million of capitalized software development, and $3.3 million of capitalized curriculum development.

Fiscal Year 2023 Outlook

The Company is raising its revenue forecast and tightening its adjusted operating income forecast for the full year fiscal 2023:

  Revenue in the range of $1.805 billion to $1.825 billion, up from $1.775 billion to $1.815 billion previously.
  Capital expenditures in the range of $65.0 million to $70.0 million. Note that capital expenditures include the purchase of property and equipment, and capitalized software, and curriculum development costs as defined on our Statement of Cash Flows.
  Effective tax rate of 26% to 28%.
  Adjusted operating income in the range of $193.0 million to $200.0 million, from $180.0 million to $200.0 million previously. (1)

(1)

In addition to providing an outlook for revenue and capital expenditures, adjusted operating income is provided as a supplemental non-GAAP financial measure as management believes that it provides useful information to our investors. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below. Please also see Special Note on Forward Looking Statements below.

Conference Call

The Company will discuss its third quarter fiscal year 2023 financial results during a conference call scheduled for Tuesday, April 25, 2023 at 5:00 p.m. eastern time (ET).

A live webcast of the call will be available at https://events.q4inc.com/attendee/303582920. To participate in the live call, investors and analysts should dial (888) 210-2831 (domestic) or 1 (289) 514-2968 (international) and provide the conference ID number 4812941. Please access the website at least 15 minutes prior to the start of the call.

A replay of the call will be posted at https://events.q4inc.com/attendee/303582920 as soon as it is available.

About Stride Inc.

At Stride, Inc. (NYSE: LRN), we are reimagining learning—where learning is lifelong, deeply personal, and prepares learners for tomorrow. The company has transformed millions of people’s teaching and learning experiences by providing innovative, high-quality, tech-enabled education solutions, curriculums, and programs directly to students, schools, the military, and enterprises in primary, secondary, and postsecondary settings. Stride is a premier provider of K–12 education for students, schools, and districts, including career learning services through middle and high school curriculums. For adult learners, Stride delivers professional skills training in healthcare and technology, as well as staffing and talent development for Fortune 500 companies. Stride has delivered millions of courses over the past decade and serves learners in all 50 states and more than 100 countries. More information can be found at stridelearning.com, K12.com, galvanize.com, techelevator.com, and medcerts.com.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “expects,” “plans,” “intends” and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve a sufficient level of new enrollments to sustain our business model; limitations of the enrollment data we present, which may not fully capture trends in the performance of our business; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; failure of the schools we serve or us to comply with federal, state and local regulations, resulting in a loss of funding, an obligation to repay funds previously received, or contractual remedies; governmental investigations that could result in fines, penalties, settlements, or injunctive relief; declines or variations in academic performance outcomes of the students and schools we serve as curriculum standards, testing programs and state accountability metrics evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and/or in any school in which we operate; legal and regulatory challenges from opponents of virtual public education or for-profit education companies; changes in national and local economic and business conditions and other factors, such as natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as coronavirus disease 2019 (“COVID-19”); discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts, or a reduction in the scope of services, with schools; failure to develop the Career Learning business; entry of new competitors with superior technologies and lower prices; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; disruptions to our Internet-based learning and delivery systems, including, but not limited to, our data storage systems, resulting from cybersecurity attacks; misuse or unauthorized disclosure of student and personal data; and failure to prevent or mitigate a cybersecurity incident that affects our systems; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this presentation is as of today’s date, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Financial Statements

The financial statements set forth below are not the complete set of Stride, Inc.’s financial statements for the three and nine months ended March 31, 2023 and are presented below without footnotes. Readers are encouraged to obtain and carefully review Stride Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, including all financial statements contained therein and the footnotes thereto, filed with the SEC, which may be retrieved from the SEC’s website at www.sec.gov or from Stride Inc.’s website at www.stridelearning.com.

STRIDE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
	(In thousands except share and per share data)
Revenues	$470,284	$421,722	$1,353,869	$1,231,455
Instructional costs and services	295,032	266,883	878,880	802,657
Gross margin	175,252	154,839	474,989	428,798
Selling, general, and administrative expenses	103,053	94,245	363,436	318,266
Income from operations	72,199	60,594	111,553	110,532
Interest expense, net	(2,206)	(2,373)	(6,334)	(6,241)
Other income, net	4,587	496	9,594	4,291
Income before income taxes and income (loss) from equity method investments	74,580	58,717	114,813	108,582
Income tax expense	(19,525)	(16,716)	(30,878)	(29,751)
Income (loss) from equity method investments	407	918	(440)	209
Net income attributable to common stockholders	$55,462	$42,919	$83,495	$79,040
Net income attributable to common stockholders per share:
Basic	$1.31	$1.03	$1.98	$1.91
Diluted	$1.30	$1.02	$1.96	$1.87
Weighted average shares used in computing per share amounts:
Basic	42,375,480	41,823,564	42,237,056	41,302,789
Diluted	42,714,090	42,136,042	42,652,223	42,351,877

STRIDE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	June 30,
	2023	2022
		(audited)
	(In thousands except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$373,678	$389,398
Accounts receivable, net of allowance of $28,994 and $26,993	474,663	418,558
Inventories, net	22,884	36,003
Prepaid expenses	39,012	25,974
Other current assets	96,569	80,601
Total current assets	1,006,806	950,534
Operating lease right-of-use assets, net	72,154	85,457
Property and equipment, net	61,326	61,537
Capitalized software, net	80,360	71,800
Capitalized curriculum development costs, net	50,970	50,580
Intangible assets, net	80,131	88,669
Goodwill	246,676	241,022
Deposits and other assets	101,425	93,946
Total assets	$1,699,848	$1,643,545
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$35,252	$61,997
Accrued liabilities	45,745	63,200
Accrued compensation and benefits	53,761	73,027
Deferred revenue	94,342	53,630
Current portion of finance lease liability	40,971	37,389
Current portion of operating lease liability	14,176	12,830
Total current liabilities	284,247	302,073
Long-term finance lease liability	26,059	28,888
Long-term operating lease liability	62,295	75,127
Long-term debt	412,638	411,438
Deferred tax liability	5,351	3,205
Other long-term liabilities	9,897	10,233
Total liabilities	800,487	830,964
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $0.0001; 10,000,000 shares authorized; zero shares issued or outstanding	—	—
Common stock, par value $0.0001; 100,000,000 shares authorized; 48,376,408 and 48,112,664 shares issued; and 43,041,665 and 42,777,921 shares outstanding, respectively	4	4
Additional paid-in capital	690,823	687,454
Accumulated other comprehensive income (loss)	59	143
Retained earnings	310,957	227,462
Treasury stock of 5,334,743 shares at cost	(102,482)	(102,482)
Total stockholders’ equity	899,361	812,581
Total liabilities and stockholders' equity	$1,699,848	$1,643,545

STRIDE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	March 31,
	2023	2022
	(In thousands)
Cash flows from operating activities
Net income	$83,495	$79,040
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	80,656	73,464
Stock-based compensation expense	15,196	14,464
Deferred income taxes	2,982	6,572
Provision for credit losses	5,939	7,047
Amortization of fees on debt	1,200	1,182
Noncash operating lease expense	11,039	15,084
Other	(2,015)	4,675
Changes in assets and liabilities:
Accounts receivable	(61,949)	(56,072)
Inventories, prepaid expenses, deposits and other current and long-term assets	(9,966)	7,967
Accounts payable	(26,101)	(26,761)
Accrued liabilities	(6,455)	(14,630)
Accrued compensation and benefits	(19,130)	(20,652)
Operating lease liability	(8,602)	(15,899)
Deferred revenue and other liabilities	39,931	5,922
Net cash provided by operating activities	106,220	81,403
Cash flows from investing activities
Purchase of property and equipment	(3,579)	(4,734)
Capitalized software development costs	(32,574)	(30,837)
Capitalized curriculum development costs	(12,798)	(12,361)
Sale of other investments	60	5,261
Acquisition of assets	(1,409)	—
Other acquisitions, loans and investments, net of distributions	(1,377)	(3,654)
Proceeds from the maturity of marketable securities	66,204	19,904
Purchases of marketable securities	(85,289)	(64,151)
Net cash used in investing activities	(70,762)	(90,572)
Cash flows from financing activities
Repayments on finance lease obligations	(31,238)	(23,919)
Payments of contingent consideration	(7,024)	—
Payments of deferred purchase consideration	—	(7,858)
Proceeds from exercise of stock options	20	391
Repurchase of restricted stock for income tax withholding	(12,936)	(37,463)
Net cash used in financing activities	(51,178)	(68,849)
Net change in cash, cash equivalents and restricted cash	(15,720)	(78,018)
Cash, cash equivalents and restricted cash, beginning of period	389,398	386,582
Cash, cash equivalents and restricted cash, end of period	$373,678	$308,564

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP, we have presented adjusted operating income (loss), EBITDA, and adjusted EBITDA, which are not presented in accordance with GAAP.

  Adjusted operating income (loss) is defined as income (loss) from operations as adjusted for stock-based compensation and the amortization of intangible assets.
  EBITDA is defined as income (loss) from operations as adjusted for depreciation and amortization.
  Adjusted EBITDA is defined as income (loss) from operations as adjusted for stock-based compensation and depreciation and amortization.
  Adjusted EBITDA and adjusted operating income (loss) exclude stock-based compensation, which consists of expenses for stock options, restricted stock, restricted stock units, and performance stock units.

Management believes that the presentation of these non-GAAP financial measures provides useful information to investors relating to our financial performance. Adjusted operating income (loss) and Adjusted EBITDA remove stock-based compensation, which is a non-cash charge that varies based on market volatility and the terms and conditions of the awards. EBITDA and Adjusted EBITDA remove depreciation and amortization, which can vary depending upon accounting methods and the book value of assets. EBITDA and Adjusted EBITDA provide a measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

Our management uses these non-GAAP financial measures:

  as additional measures of operating performance because they assist us in comparing our performance on a consistent basis; and
  in presentations to the members of our Board of Directors to enable our Board to review the same measures used by management to compare our current operating results with corresponding prior periods.

Other companies may define these non-GAAP financial measures differently and, as a result, our use of these non-GAAP financial measures may not be directly comparable to similar non-GAAP financial measures used by other companies. Although we use these non-GAAP financial measures to assess the performance of our business, the use of non-GAAP financial measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP financial measure.

These non-GAAP financial measures should be considered in addition to, and not as a substitute for, revenues, income (loss) from operations, net income (loss) and net income (loss) per share or other related financial information prepared in accordance with GAAP. Adjusted EBITDA is not intended to be a measure of liquidity. You are cautioned not to place undue reliance on these non-GAAP financial measures.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Reconciliation of Income from Operations to Adjusted Operating Income, EBITDA and Adjusted EBITDA

Third Quarter and Fiscal Year 2023
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
	(In thousands)
Income from operations	$72,199	$60,594	$111,553	$110,532
Stock-based compensation expense	4,745	5,576	15,196	14,464
Amortization of intangible assets	3,280	3,270	9,848	9,697
Adjusted operating income	80,224	69,440	136,597	134,693
Depreciation and other amortization	23,662	20,867	70,808	63,767
Adjusted EBITDA	$103,886	$90,307	$207,405	$198,460

EBITDA	$99,141	$84,731	$192,209	$183,996

Reconciliation of Income from Operations to Adjusted Operating Income (unaudited)

Fiscal Year 2023 Outlook
	Year Ended
	June 30, 2023
	Low	High
	(In millions)
Income from operations	$161.0	$165.5
Stock-based compensation expense	19.0	21.0
Amortization of intangible assets	13.0	13.5
Adjusted operating income	$193.0	$200.0

Contacts

Investor Contact
Timothy Casey
Vice President, Investor Relations
Stride, Inc.
tcasey@k12.com